AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1999

                                                           REGISTRATION NO. 333-



                 -----------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                              PANERA BREAD COMPANY
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2723701
                      ------------------------------------
                      (IRS Employer Identification Number)


                7930 BIG BEND BOULEVARD, WEBSTER GROVES, MO 63119
                                 (314) 918-7779
               ---------------------------------------------------
               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)


                                RICHARD C. POSTLE
                                    PRESIDENT
                             7930 BIG BEND BOULEVARD
                             WEBSTER GROVE, MO 63119
                                 (314) 918-7779
            ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                             MARIANNE GILLERAN, ESQ.
                               GADSBY & HANNAH LLP
                               225 FRANKLIN STREET
                                BOSTON, MA 02110
                                 (617) 345-7000


                                 --------------

         Approximate date of commencement of proposed sale to the public: From time to time, after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ---------------------- --------------------- ----------------------
TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM       PROPOSED MAXIMUM
   SECURITIES TO BE          AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
      REGISTERED           REGISTERED(1)(2)          SHARE (3)               PRICE            REGISTRATION FEE
------------------------ --------------------- ---------------------- --------------------- ----------------------
 CLASS A COMMON STOCK,         454,179                $6.3125            $2,867,004.90             $797.03
 PAR VALUE $0.0001 PER
         SHARE
------------------------ --------------------- ---------------------- --------------------- ----------------------

(1) PURSUANT TO RULE 416, THIS REGISTRATION STATEMENT ALSO COVERS SUCH ADDITIONAL SECURITIES AS MAY BECOME ISSUABLE PURSUANT TO STOCK SPLITS OR SIMILAR TRANSACTIONS.

(2) REPRESENTS (i) 392,500 SHARES OF COMMON STOCK THAT MAY BE ISSUED BY THE REGISTRANT AND (ii) 61,679 SHARES OF COMMON STOCK THAT HAVE BEEN ISSUED BY THE REGISTRANT TO CERTAIN SHAREHOLDERS UPON THE EXERCISE BY SUCH SHAREHOLDERS OF CERTAIN WARRANTS HELD BY SUCH SHAREHOLDERS.

(3) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(c), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK, $6.50 AND $6.125, RESPECTIVELY, AS REPORTED BY THE NASDAQ NATIONAL MARKET ON JUNE 14, 1999.

                         -------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 17, 1999

THIS INFORMATION IS SUBJECT TO COMPLETION OR AMENDMENT. WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD AND OFFERS TO BUY MAY NOT BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY. A SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE SHALL NOT OCCUR.

PROSPECTUS

                              PANERA BREAD COMPANY
                         454,179 SHARES OF COMMON STOCK
                           $.0001 PAR VALUE PER SHARE


         This Prospectus relates to the offer and sale of 454,179 shares of our Class A Common Stock that certain of our stockholders may occasionally sell. This Prospectus covers only the reoffer and resale of up to 454,179 shares of our Class A Common Stock by the selling stockholders, 61,679 of which shares are currently owned by one of the selling stockholders and up to 392,500 shares of Class A Common Stock which we may issue to such selling stockholders upon their exercise of warrants. See "Selling Stockholders." When this Prospectus refers to "common stock" it is referring to the Class A Common Stock unless otherwise specifically stated.

         The shares of common stock covered by this Prospectus may be sold by the selling stockholders: l) to or through one or more underwriters, 2) directly to purchasers, through agents, 3) on the NASDAQ National Market in typical brokerage transactions, 4) in negotiated transactions, or otherwise. The selling stockholders may sell the shares of common stock covered by this Prospectus: 1) at market prices prevailing at the time of sale, 2) at prices related to the then-prevailing market price, or 3) at negotiated prices, but Panera will not receive proceeds from the sale of the shares of common stock by the selling stockholders. No minimum purchase is required and no arrangement has been made to have funds received by such selling stockholders and/or such registered representatives placed in an escrow, trust or similar account or arrangement, unless the proceeds come from a purchaser residing in a state in which the sale of those securities has not yet been qualified. See "Plan of Distribution."

         The common stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "PNRA." The shares of common stock to be offered for sale pursuant to this Prospectus may be offered for sale on Nasdaq or in privately negotiated transactions. On ________, 1999, the closing price for the common stock as reported on Nasdaq was $________ per share.

         YOU SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is ____________, 1999

                                TABLE OF CONTENTS

                                                  Page                                                          Page
                                                  ----                                                          ----
The Company....................................     1     Transfer Agent....................................      7
Forward-Looking Statements.....................     1     Legal Matters.....................................      7
Risk Factors...................................     1     Experts...........................................      8
Use of Proceeds................................     4     Recent Developments...............................      8
Selling Stockholders...........................     5     Indemnification...................................      8
Plan of Distribution...........................     6


                              ABOUT THIS PROSPECTUS

         This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission; it provides you with a general description of the securities offered. You should read this Prospectus together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

         We are complying with the SEC's plain English program. This is an initiative launched by the SEC to make prospectuses and other information more understandable to the general investor. To see more detail, you should read the exhibits filed with this Registration Statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission, as required. You may copy and inspect the reports, proxy statements and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's Regional Offices at 7 World Trade Center, New York, New York 10048, or at 500 West Madison Street, Chicago, Illinois 60661. The Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 may also provide, at prescribed rates, copies of such material. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including Panera, that file electronically with the SEC. The address of such site is http://www.sec.gov. Our common stock is quoted on the Nasdaq National market under the symbol "PNRA". You may inspect reports and other information concerning Panera at the National Association of Securities Dealers, Inc. 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 15 or 15(d) of the Securities Exchange Act of 1934 until this offering terminates:

         (1) Our Annual Report on Form 10-K for the fiscal year ended December 26, 1998, filed March 26, 1999 as amended on April 26, 1999.

         (2) Our Quarterly Report on Form 10-Q for the quarter ended April 17, 1999, filed June 1, 1999.

         (3) Our Proxy Statement filed January 25, 1999, relative to a Special Meeting of Stockholders on March 4, 1999 in connection with the sale of our Au Bon Pain Division.

         (4) The description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed May 2, 1991 and Form 8-A filed November 1, 1996 and any amendments thereto.

         (5) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (1) above.

         You can request copies of these filings at no cost by contacting our Director of Investor Relations, in writing at 7930 Big Bend Boulevard, Webster Groves, MO 63119, or by phone at (314) 918-7779.

         NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED BY US TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, YOU SHOULD NOT RELY ON ANY OTHER INFORMATION OR REPRESENTATION. ALL INFORMATION IN THIS PROSPECTUS IS STATED AS OF THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OF SOLICITATION MAY NOT BE LAWFULLY MADE. THERE MAY BE CHANGES IN THE AFFAIRS OF PANERA AFTER THE DELIVERY OF THIS PROSPECTUS OR THE SALE OF THE COMMON STOCK. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                   THE COMPANY

         AS THE FOLLOWING IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) INCORPORATED INTO THIS PROSPECTUS PROVIDE. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

         Panera Bread Company is a Delaware corporation. Panera's principal office is located at 7930 Big Bend Boulevard, Webster Groves, Missouri 63119 and the telephone number is (314) 918-7779.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains or incorporates certain forward-looking statements, including statements containing the words "believes", "anticipates", "expects" and other, similar words. You should be aware that those forward-looking statements involve known and unknown risks and uncertainties which may cause:

                  -        the actual results,
                  -        our financial condition,
                  -        our performance,
                  -        our achievements, or
                  -        industry results

to be worse than the future results, performance or achievements stated in, or implied by, those forward-looking statements.

         Do not rely on any forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations. We assume no obligation to update any forward-looking statements to reflect future events or developments.



                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING MATTERS IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "WOULD," "COULD," "INTEND," "PLAN," "EXPECT," "ANTICIPATE," "ESTIMATE," OR "CONTINUE," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS. ANY OF THE FOLLOWING RISKS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT.

THE SALE OF AU BON PAIN DIVISION MAY HAVE AN ADVERSE EFFECT ON THE COMPANY

         Effective May 16, 1999, we transferred substantially all of the operating assets, store leases, contracts, franchise agreements, and liabilities associated with the Company's bakery/cafe division known as Au Bon Pain to two wholly-owned subsidiaries. Immediately thereafter, the two subsidiaries merged and we sold the stock of the combined entity to ABP Corporation. Currently, our operations consist of the Panera Bread/Saint Louis Bread Company Division and it is not clear if the sale of the Au Bon Pain division will have a material adverse effect on our business, financial condition or operating results.

IF CERTAIN KEY PERSONNEL LEAVE THE COMPANY, THE COMPANY MAY SUFFER ADVERSE CONSEQUENCES

         Upon the completion of the sale of the Au Bon Pain division, certain management personnel, including Louis I. Kane (former Co-Chairman) and Anthony
J. Carroll (former Chief Financial Officer) left their positions with Panera. Our future performance depends on the continued contributions of the remaining key management personnel, including Ronald M. Shaich, Chairman and Chief Executive Officer, Richard C. Postle, President and Chief Operating Officer and William B. Moreton, Chief Financial Officer. We may not succeed in hiring, training and retaining suitable management level employees. Management may be unable to successfully manage our operations or achieve any expansion plans. Our growth and earnings depend on our ability to attract and retain such personnel and the inability to do so could have a material adverse effect on our business, financial condition or results of operations.

DUE TO THE SALE, THE COMPANY MAY HAVE DECREASED BUYING POWER WHICH COULD NEGATIVELY EFFECT OPERATING RESULTS

         We may not have the same ability to obtain favorable pricing arrangements or volume discounts from our suppliers now that the sale of the Au Bon Pain division has been completed. Loss of such arrangements could have a material adverse effect on our business, financial condition or results of operations.

CHANGES IN OPERATING SYSTEMS MAY CAUSE DISRUPTIONS

         As a result of the sale, we may will be replacing most operating systems. We may experience substantial costs and delays in replacing such systems which could materially adversely affect our business, financial condition or results of operations.

COMPETITION IN THE RESTAURANT INDUSTRY MAY AFFECT EXPANSION AND OPERATING
RESULTS

         The restaurant industry is highly competitive. While management believes that our restaurants are distinctive in design and operating concept, we are aware that there are other restaurant chains with similar concepts, some of which have greater financial resources than we have. We cannot give assurances that other restaurant chains won't adopt a similar concept or be more successful in establishing restaurants utilizing a similar concept. In particular, we cannot give assurances that the sale of the Au Bon Pain division will increase or improve our ability to successfully compete in the industry. Our reduction in size and resources resulting from the sale may adversely affect our ability to compete in the marketplace, which may have a material adverse effect on our business, financial condition or results of operations.

THERE IS UNCERTAINTY REGARDING PANERA'S ABILITY TO ACHIEVE AND MANAGE EXPANSION

      Our future success and continued growth may depend on the ability to expand our operations. Expansion depends on a number of factors, including our ability to hire, train, retain and assimilate competent management and other employees, the adequacy of our financial resources and our ability to identify new markets in which we can successfully compete and adapt our management information and other systems to accommodate expanded operations. In addition, we may enter new markets in which we have no prior operating experience. We are uncertain whether we will be able to achieve any planned expansion or that such expansion will be profitable. Any expansion (including growth through acquisitions) will place increasing pressure on our management controls. The failure to manage successfully any planned expansion would adversely affect our business.

DIFFICULTIES IN OBTAINING FINANCING MAY AFFECT THE ABILITY TO GROW

      Future expansions through development of new product concepts or growth of existing operations will require significant capital. To the extent that we are not able to generate sufficient capital, we will need to obtain third party financing. We may not be able to obtain such financing on favorable terms, if at all. If we cannot obtain sufficient financing, we may be unable to pursue our growth strategy, which would have a material adverse effect on our ability to increase our revenues.

A FLUCTUATING STOCK PRICE PROVIDES UNCERTAINTY OF INVESTMENT VALUE

         The market price of our common stock has fluctuated significantly since the initial public offering. The market price of the common stock may be subject to continuous fluctuations in the future. The common stock is traded on the Nasdaq National Market which has experienced and is likely to continue experiencing significant price and volume fluctuations that could adversely affect the market price of the common stock without regard to our operating performance. We believe that factors such as quarterly fluctuations in financial results, announcements of new products or announcements by us or competitors may cause the market price of the common stock to fluctuate, perhaps substantially. These factors, as well as general economic conditions such as recessions or high interest rates, may adversely affect the market price of the common stock.

PANERA HAS NEVER PAID A DIVIDEND AND DOES NOT INTEND TO IN THE FORESEEABLE
FUTURE

         We have not paid any cash dividends to our stockholders since our inception and we do not plan on paying any cash dividends in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of the business.

THERE ARE LIMITATIONS ON OFFICERS AND DIRECTORS' LIABILITIES

         Pursuant to our Certificate of Incorporation, as authorized under applicable Delaware law, (a) our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit, and (b) we shall indemnify our officers and directors to the fullest extent permitted by Delaware law for expenses, fines and judgments (including reasonable attorney's fees) incurred in the defense and settlement of any actions against such persons in connection with their having served as officers and directors with respect to matters in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interest of Panera, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. For a more detailed explanation of these provisions, see "Indemnification."

ANTITAKEOVER PROVISIONS IN PANERA'S CHARTER DOCUMENTS AND DELAWARE LAW AND THE SHAREHOLDERS RIGHTS PLAN COULD HINDER THE ACQUISITION OF PANERA AND DEPRESS THE PRICE OF THE COMMON STOCK

         Our Certificate of Incorporation, as amended, and Shareholders Rights Plan, as well as Delaware corporate law, contain provisions that could delay, defer or prevent a change in control of Panera and, therefore, could adversely affect the prevailing market price of Panera's common stock. Some of the provisions impose various procedural and other requirements that could make it more difficult for stockholders to cause certain corporate actions. Other provisions allow us to issue, without stockholder approval, preferred stock having rights senior to those of the common stock. We may issue the preferred stock in one or more series, the terms of which may be determined at the time of issuance by the board of directors, without further action by stockholders, and may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could adversely affect the rights of the holders of the common stock, and therefore reduce the value of the common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict Panera's ability to merge with or sell its assets to at third party. In addition, a Shareholders Rights Plan adopted by Panera in 1996 provides certain rights to existing stockholders in the even of certain potential takeover actions.

THE FUTURE SALES OF COMMON STOCK OR OTHER SECURITIES MAY DILUTE THE VALUE OF THE COMMON STOCK

         The board of directors has the authority, without action or vote of the stockholders, to issue all or part of any authorized but unissued shares of common stock, including shares authorized but unissued under Panera's stock option plans. Any such issuance will dilute the percentage of ownership interest of stockholders and may further dilute the book value of the common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms.

         The sale, or availability for sale, of a substantial number of shares of common stock in the public market as a result of or following this offering could adversely affect the common stock's market and could impair our ability to raise additional capital through the sale of equity securities.

                                 USE OF PROCEEDS

         The selling stockholders will not pay any of the proceeds from the sale of the shares of common stock to Panera. We expect to incur expenses in connection with this offering in the amount of approximately $7,500 for filing, legal, accounting and miscellaneous fees and expenses. We will not pay for such expenses as commissions and discounts of brokers, dealers or agents or the fees and expenses of counsel for the selling stockholders. See "Selling Stockholders" and "Plan of Distribution."

                              SELLING STOCKHOLDERS

         This Prospectus relates to the offer and sale from time to time by the selling stockholders named in this Prospectus of up to 454,179 shares of common stock, 61,679 of which have already been issued to one of the selling stockholders and 392,500 of which we may issue to them upon their exercise of common stock purchase warrants that they hold.

         We are registering the warrant shares and issued shares to permit public secondary trading of the shares from time to time by the selling stockholders. We are paying for the registration of such securities but will not pay for the fees and expenses of the selling stockholders, their attorneys or other representatives, as a result of the sale of such securities by the selling stockholders. See "Use of Proceeds" and "Plan of Distribution."

         Sixty-one thousand six hundred seventy-nine (61,679) of the shares of the common stock covered by this Prospectus have already been issued. We will issue the remaining shares of common stock covered by this Prospectus to the selling stockholders only upon the exercise by such stockholders of the warrants they currently hold. We issued the warrants to the selling stockholders on July 24, 1996 pursuant to an investment agreement. We cannot predict when, and to what extent the selling stockholders will, if at all, exercise the warrants. The current purchase price for the shares issuable under the warrants is $5.62. The warrants provide for price adjustments upon certain events. When purchased from us, the warrant shares may be sold publicly hereunder.

         The following table sets forth, to the best of our knowledge, information concerning the selling stockholders, the number of shares to be offered and sold by the selling stockholders and the amount of common stock that will be owned by the selling stockholders following the offering (assuming sale of all shares of common stock being offered hereby) by the selling stockholders.

                                                                                                 Percentage of
                            Ownership of Common    Number of Shares     Ownership of             Common Stock
                              Stock Prior to      of Common Stock to    Common Stock              Owned After
   Selling Stockholder           Offering             be Offered       After Offering               Offering
   -------------------           --------             ----------       --------------               --------
1.  Capital Trust               89,179 (1)            89,179 (1)              0                         *
      Investments, Ltd.

2.  Allied Capital             103,200 (2)           103,200 (2)              0                         *
     Corporation

3.  Allied Capital             111,800 (3)           111,800 (3)              0                         *
     Corporation II

4.  Princes Gate               112,392 (4)           112,392 (4)              0                         *
     Investors, L.P.

5.  Acorn Partnership           10,823 (5)            10,823 (5)              0                         *
     I, L.P.

6.  PGI Investments             10,714 (6)            10,714 (6)              0                         *
     Limited

7.  PGI Sweden AB               10,714 (7)            10,714 (7)              0                         *

8.  Gregor von Opel              5,357 (8)             5,357 (8)              0                         *

--------------

* Less than 1%.

(1) Includes 61,679 issued shares and 27,500 warrant shares.

(2) Includes 103,200 warrant shares.

(3) Includes 111,800 warrant shares.

(4) Includes 112,392 warrant shares.

(5) Includes 10,823 warrant shares.

(6) Includes 10,714 warrant shares.

(7) Includes 10, 714 warrant shares.

(8) Includes 5,357 warrant shares.

         The selling stockholders may sell the common stock covered by this Prospectus at any price. Sales of these securities at less than the market price may depress the market price of the common stock. It is anticipated that the sale of these securities, when made, will be made through customary channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who, may then resell the shares in the over-the-counter market, or at private sales in the over-the-counter market or otherwise, at negotiated prices related to prevailing market prices at the time of the sales, or by a combination of such methods. As a result, the period for the sale of such securities by the selling stockholders may occur over an extended period of time.

                              PLAN OF DISTRIBUTION

         The common stock offered by this Prospectus may be offered and sold from time to time by the selling stockholders. As used herein, "selling stockholders" includes those individuals or entities who may have had shares of common stock given to them as a gift by a named selling stockholder or after the date of this Prospectus and any individuals or entities who may have shares of common stock pledged to them as collateral by a named selling stockholder after the date of this Prospectus. See "Selling Stockholders." The shares of common stock covered by this Prospectus may be sold by the selling stockholders in one or more types of transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of such methods of sale, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Thus, the period of distribution of these shares of common stock may occur over an extended period of time. This offering will terminate on the date on which all shares offered have been sold.

         The selling stockholders may effect such transactions by selling the shares of common stock directly to purchasers or to or through a broker or dealer, who may act as an agent or principal. Such broker or dealer may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker or dealer may act as agent or to whom he sells as principal, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). We know of no existing arrangements between any selling stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

         The selling stockholders will not pay any of the proceeds from the sale of the shares of common stock to us. We expect to incur expenses in connection with this offering in the amount of approximately $7,500 for filing, legal, accounting and miscellaneous fees and expenses. We will not pay for such expenses as commissions and discounts of brokers, dealers or agents or the fees and expenses of counsel for the selling stockholders. See "Selling Stockholders" and "Plan of Distribution". We may receive up to approximately $2,954,563.20 from the selling stockholders' exercise of the warrants. We cannot predict when and to what extent the selling stockholders will, if at all, exercise the warrants. We intend to apply the proceeds of any exercise of the warrants to our general corporate and working capital requirements.

         In offering the securities, the selling stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with such sales, and any profits realized by the selling stockholders and the compensation such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         We intend to advise the selling stockholders that while they are selling the securities, they (1) are required to comply with Regulation M under the Exchange Act (as described in more detail below), (2) may not engage in any stabilization activity, except as permitted under the Exchange Act, (3) are required to furnish each broker-dealer (who may offer this common stock) copies of this Prospectus, and (4) may not bid for or purchase any securities of Panera or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

         Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

                                 TRANSFER AGENT

         The transfer agent for Panera's common stock is Boston EquiServe Limited Partnership, 150 Royall Street, Canton, Massachusetts 02021.

                                  LEGAL MATTERS

         Certain legal matters relating to the common stock offered by this Prospectus have been passed upon for us by Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Au Bon Pain Co., Inc. (renamed Panera Bread Company) for the year ended December 26, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               RECENT DEVELOPMENTS

         Except as described in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q that we have filed with the SEC, no material changes have occurred since the end of our fiscal year ended December 26, 1998.

                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Panera pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. Section Nine of our Certificate of Incorporation includes the following language:

                  A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware [GCL], or
         (iv) for any transaction from which the Director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Section 9 by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. Section Ten of the Company's Certificate of Incorporation includes the following language:

                           10.1 The Corporation shall indemnify any person who
was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a Director, officer, employee or agent of the Corporation or, (b) as a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the GCL and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any appeal thereof; PROVIDED, HOWEVER, that, except as provided in Section 10.2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suite or proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the Corporation of expenses incurred in connection with any such action,

                           (b) The Corporation may indemnify any person who was
or is a party of is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (c) To the extent that a director, officer, employee
or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           (d) Any indemnification under subsection (a) and (b)
of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) and (b) of this section. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           (e) Expenses (including attorneys' fees) incurred by
an officer or director in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in the section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

                           (f) The indemnification and advancement of expenses
provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                           (g) The Corporation shall have the power to purchase
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify a person against such liability under this section.

                           (h) The indemnification and advancement of expenses
provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executor and administrator of such a person.

                           (i) If a claim for indemnification pursuant to this
section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct.

         We maintain a directors, officers and corporate liability insurance policy in the amount of five million dollars ($5,000,000).

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except for the SEC registration fee. We do not expect our expenses in connection with this offering to exceed $7,500.

                  SEC registration fee..........................................$   797.03
                  Accounting fees and expenses..................................$ 2,500.00
                  Legal fees and expenses.......................................$ 5,000.00
                  Miscellaneous.................................................$   402.97
                                                                                ----------


                           Total................................................$ 8,700.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Panera pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The EIGHTH Article of our Certificate of Incorporation includes the following language:

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct for a knowing violation of law, (iii) under Section 174 of the [Delaware General Corporation Law ("GCL")], or (iv) for any transaction from which the Director derived an improper personal benefit. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article EIGHT by the stockholders of the Corporation or otherwise shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of Panera, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The NINTH Article of our Certificate of Incorporation includes the following language:

                           (a) The Corporation shall, to the fullest extent
permitted by Section 145 of the GCL, indemnify any person [who] was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right if the Corporation) against any and all of the expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually or reasonably incurred by such person by reason of having been an officer, director, employee or agent at the request of the Corporation, any subsidiary of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise for which any and all persons who acted as officer, director, employee or agent at the request of the Corporation, if such person acted in good faith and in a manner he reasonably believed to be in [or] not opposed to the best interests of the Corporation, and, with respect to any criminal was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had reasonably cause to believe that his conduct was unlawful.

                           (b) The Corporation may indemnify any person who was
or is a party of is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (c) To the extent that a director, officer, employee
or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           (d) Any indemnification under subsection (a) and (b)
of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) and (b) of this section. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           (e) Expenses (including attorneys' fees) incurred by
an officer or director in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in the section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

                           (f) The indemnification and advancement of expenses
provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                           (g) The Corporation shall have the power to purchase
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify a person against such liability under this section.

                           (h) The indemnification and advancement of expenses
provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executor and administrator of such a person.

                           (i) If a claim for indemnification pursuant to this
section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct.

         We maintain a directors, officers and corporate liability insurance policy in the amount of five million dollars ($5,000,000).

ITEM 16.  EXHIBITS

         4.1 Certificate of Incorporation, as amended to June 2, 1991, incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File
                  No. 0-19253) and hereby incorporated by reference.

         4.2 Certificates of Amendment of the Certificate of Incorporation filed with the State of Delaware on June 3, 1991 incorporated by reference to Exhibit 3.1.1 of the Annual Report on Form
                  10-K for the fiscal year ended December 31, 1994 (File No.
                  0-19253) and Certificate of Amendment of the Certificate of Incorporation filed with the State of Delaware on June 13, 1994 incorporated by reference to Exhibit 3.1.2 of the Annual
                  Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253).

         4.3      Certificate of Designations, Preferences and Rights of Class B
                  Preferred Stock (Series 1) filed with the State of Delaware on
                  November 30, 1994 incorporated by reference to Exhibit 3.1.3 of the Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1994 (File No. 0-19253) and Certificate of
                  Designation of Series A Junior Participating Class B Preferred
                  Stock filed with the State of Delaware on November 8, 1996 incorporated by reference to Exhibit 2.3 of the Form 8-A filed on November 1, 1996 (File No. 0-19253), as amended.

         4.4      Amended and  Restated  Bylaws  filed as Exhibit  3(ii) to the
                  Form 8-K filed on June 12, 1996 and hereby incorporated by reference.

         4.5 Certificate of Amendment of the Certificate of Incorporation filed with the State of Delaware on May 17, 1999.

         5        Opinion of Gadsby & Hannah LLP.

        23.1      Consent of PricewaterhouseCoopers LLP.

        23.2      Consent of Gadsby & Hannah LLP (included in Opinion filed as
                  Exhibit 5).

        24        Power of Attorney.

ITEM 17.  UNDERTAKINGS

         (a)      We hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 17, 1999.

                                   PANERA BREAD COMPANY


                                   By /s/ Ronald M. Shaich
                                      ------------------------------------------
                                        Ronald M. Shaich,
                                        Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----

/s/ Ronald M. Shaich                        Chairman of the Board,                June 17, 1999
--------------------------------------      Chief Executive Officer
Ronald M. Shaich                            and Director (Principal
                                            Executive Officer)


/s/ William W. Moreton                      Chief Financial Officer               June 17, 1999
--------------------------------------      (Principal Financial and
William W. Moreton                          Accounting Officer)



/s/ Richard C. Postle                       President and Chief                   June 17, 1999
--------------------------------------      Operating Officer
Richard C. Postle


/s/ George E. Kane                          Director                              June 17, 1999
--------------------------------------
George E. Kane


/s/ Henry J. Nasella                        Director                              June 17, 1999
--------------------------------------
Henry J. Nasella

                                  EXHIBIT LIST

         4.1 Certificate of Incorporation of the Company, as amended to June 2, 1991, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1994 (File No. 0-19253) and hereby incorporated by reference.

         4.2 Certificates of Amendment of the Certificate of Incorporation of the Company dated filed with the State of Delaware on June
                  3, 1991 incorporated by reference to Exhibit 3.1.1 of the Company's Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1994 (File No. 0-19253) and Certificate of
                  Amendment of the Certificate of Incorporation of the Company filed with the State of Delaware on June 13, 1994 incorporated by reference to Exhibit 3.1.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File
                  No. 0-19253).

         4.3      Certificate of Designations, Preferences and Rights of Class B
                  Preferred Stock (Series 1) filed with the State of Delaware on
                  November 30, 1994 incorporated by reference to Exhibit 3.1.3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253) and
                  Certificate of Designation of Series A Junior Participating
                  Class B Preferred Stock filed with the State of Delaware on
                  November 8, 1996 incorporated by reference to Exhibit 2.3 of the Company's Form 8-A filed on November 1, 1996 (File No.
                  0-19253), as amended.

         4.4      Amended and Restated Bylaws of the Company filed as Exhibit
                  3(ii) to the Company's Form 8-K filed on June 12, 1996 and hereby incorporated by reference.

         4.5 Certificate of Amendment of the Certificate of Incorporation filed with the State of Delaware on May 17, 1999.

         5        Opinion of Gadsby & Hannah LLP

        23.1      Consent of PricewaterhouseCoopers LLP

        23.2      Consent of Gadsby & Hannah LLP (included in Opinion filed as
                  Exhibit 5).

        24        Power of Attorney


                                      E-1